Exhibit 21.1

STREAMLINE HEALTH SOLUTIONS, INC.
SUBSIDIARIES OF THE REGISTRANT

	Jurisdiction of
Name	Incorporation	% Owned
Streamline Health, Inc.	Ohio	100%